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EXHIBIT 23.3

[Letterhead of KPMG LLP]

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
divine, inc.

We consent to incorporation by reference in this registration statement on Form S-4 of divine, inc. of our reports dated March 30, 2001, relating to the consolidated balance sheets of divine, inc. and subsidiaries (formerly known as divine interVentures, inc. and subsidiaries) as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2000 and the period from May 7, 1999 (inception) through December 31, 1999, and the related schedule, which reports appear in the December 31, 2000 Annual Report on Form 10-K of divine, inc., and to the references to our firm under the headings "Selected Historical and Pro Forma Financial Data" and "Experts" in the registration statement on Form S-4 and the related proxy statement/prospectus.

/s/ KPMG LLP

Chicago, Illinois
October 29, 2001

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  EXHIBIT 23.3
CONSENT OF INDEPENDENT AUDITORS